UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 7, 2024
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Current Report on Form 8-K filed by JetBlue Airways Corporation (“JetBlue” or the “Company”) with the U.S. Securities and Exchange Commission on January 8, 2024 (the “Original Form 8-K”), on January 7, 2024, Robin Hayes notified the Company of his decision to retire from his position as Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), effective February 12, 2024 (the “Transition Date”). Joanna Geraghty, the Company’s President and Chief Operating Officer, succeeded Mr. Hayes as Chief Executive Officer and joined the Company’s Board and the Airline Safety Committee and the Technology Committee of the Board, in each case effective as of the Transition Date. This Amendment No. 1 to Form 8-K (this “Form 8-K/A”) amends and supplements the Original Form 8-K. This Form 8-K/A is being filed to disclose Ms. Geraghty’s new compensation arrangement in connection with her appointment as Chief Executive Officer. Such compensation arrangement had not been determined at the time of the filing of the Original Form 8-K. Other than as set forth in this Form 8-K/A, all information set forth in the Original Form 8-K remains unchanged.
On February 11, 2024, the Company entered into an employment agreement with Ms. Geraghty (the “Employment Agreement”), which will govern the terms of Ms. Geraghty’s employment with the Company as its Chief Executive Officer and replace her prior employment agreement, dated as of June 21, 2023, with the Company. Ms. Geraghty’s employment under the Employment Agreement commenced on the Transition Date and will terminate on the earlier of the fourth anniversary of the Transition Date or the date of earlier termination in accordance with the terms of the Employment Agreement. For her services during the term of the Employment Agreement, Ms. Geraghty will receive an annual base salary of $700,000 and will be eligible for: (a) an annual incentive bonus, currently at a target of 175% of her base salary; (b) an annual award pursuant to the Company’s shareholder-approved equity compensation plan as in effect from time to time; and (c) health and welfare benefits, savings and retirement plans eligibility, flight benefits and fringe benefits and indemnification and officers’ insurance, in each case consistent with those provided to other senior executive officers of the Company. Should Ms. Geraghty be involuntarily terminated during the term of the Employment Agreement without cause or resign for good reason, the Employment Agreement provides that she will be eligible for severance under the 2020 Amended and Restated JetBlue Airways Corporation Severance Plan. The Employment Agreement also provides for customary confidentiality, non-competition, non-solicitation and non-disparagement obligations.
The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of February 11, 2024, by and between JetBlue Airways Corporation and Joanna Geraghty
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	February 14, 2024	By:	/s/ Brandon Nelson
Brandon Nelson
General Counsel and Corporate Secretary